UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 26, 2018
(Date of earliest event reported)

Halyard Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5405 Windward Parkway Suite 100 South Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (678) 425-9273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
The Company announced its results of operations for the three months ended March 31, 2018 in a press release dated May 2, 2018, that is attached and incorporated herein by reference as Exhibit 99.1.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on April 26, 2018. For more information on the proposals presented at the meeting, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.
The stockholders elected each of the three nominees to the Board of Directors for a three-year term by a majority of the votes cast:

Director	For	Against	Withhold	Broker Non-Votes
William A. Hawkins	38,192,092	—	291,210	5,275,160
Gary D. Blackford	38,187,054	—	296,248	5,275,160
Patrick J. O'Leary	38,199,116	—	284,186	5,275,160
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm to audit the Company's 2018 financial statements:

For	43,329,380
Against	255,138
Abstain	173,944
Broker Non-Votes	—
The stockholders approved the advisory resolution approving executive compensation:

For	36,940,091
Against	1,374,195
Abstain	169,016
Broker Non-Votes	5,275,160
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press release issued by Halyard Health, Inc. on May 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALYARD HEALTH, INC.

Date:	May 2, 2018	By:	/s/ S. Ross Mansbach
S. Ross Mansbach Vice President, Deputy General Counsel and Corporate Secretary